Exhibit 10.5

Summary of Severance Benefits for John Zavada

In the event John Zavada experiences an involuntary, not-for-cause termination, according to the definition of such term used by Petco Health and Wellness Company, Inc. (the “Company”), the Company will provide Mr. Zavada a severance payment equal to twelve (12) months of his base salary, subject to standard deductions and withholdings, and subject to his signing (and not revoking) a severance agreement and general release of claims in a form satisfactory to the Company.